Exhibit 10.35
HYSTER-YALE GROUP, INC.
EXCESS RETIREMENT PLAN
NACCO Materials Handling Group, Inc. (the "Company") does hereby (i) rename the NACCO Materials Handling Group, Inc. Excess Retirement Plan as the Hyster-Yale Group, Inc. Excess Retirement Plan (the “Plan”) and (ii) adopt this amendment and restatement of the Plan, effective January 1, 2016.
ARTICLE I    - PREFACE

Section 1.1. Effective Date. The effective date of this amendment and restatement of the Plan is January 1, 2016.
Section 1.2. Purpose of the Plan. The purpose of this Plan is  to provide for certain Employees: (a) the benefits they would have received under the Profit Sharing Plan but for (i) the dollar limitation on Compensation taken into account under the Profit Sharing Plan as a result of Section 401(a)(17) of the Code or the deferral of Compensation under this Plan, (ii) the limitations imposed under Section 415 of the Code, (iii) the limitations under Sections 402(g), 401(k)(3) and 401(m) of the Code and (iv) the limitations that apply under the Profit Sharing Plan to the benefits payable to Highly Compensated Employees.

Section 1.3. Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of North Carolina, except where preempted by federal law.
Section 1.4. Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.
Section 1.5. Application of Code Section 409A.

(a)
The Excess 401(k) Sub-Accounts under the Plan are subject to the requirements of Code Section 409A. The Excess Matching Sub-Account and Excess Profit Sharing Sub-Account are intended to be exempt from the requirements of Code Section 409A.

(b)
It is intended that the compensation arrangements under the Plan be in full compliance with the requirements of, or exceptions to, Code Section 409A. The Plan shall be interpreted and administered in a manner to give effect to such intent. Notwithstanding the foregoing, the Employers do not guarantee to any Participant or Beneficiary any particular tax result with respect to any amounts deferred or any payments provided hereunder, including tax treatment under Code Section 409A.

ARTICLE II    - DEFINITIONS
Except as otherwise provided in this Plan, terms defined in the Profit Sharing Plan as it may be amended from time to time shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan:
Section 2.1. Account shall mean the record maintained by the Employer in accordance with Section 4.1 as the sum of the Participant's Excess Retirement Benefits hereunder. The Participant's Account shall be further divided into the Sub-Accounts described in Article III hereof.

Section 2.2. Beneficiary shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, on a form acceptable to the Plan Administrator prior to the Participant’s death. In the absence of a valid designation, a Participant’s Beneficiary shall be the Beneficiary(ies) designated (or deemed designated) under the Profit Sharing Plan.
Section 2.3. Bonus shall mean any bonus under the Company’s annual incentive compensation plan(s) that would be taken into account as Compensation under the Profit Sharing Plan, which is earned with respect to services performed by a Participant during a Plan Year (whether or not such Bonus is actually paid to the Participant during such Plan Year). An election to defer a Bonus under this Plan must be made before the period in which the services are performed which gives rise to such Bonus.
Section 2.4. Company shall mean Hyster-Yale Group, Inc. (formerly known as NACCO Materials Handling Group, Inc.) or any entity that succeeds Hyster-Yale Group, Inc. by merger, reorganization or otherwise.
Section 2.5. Compensation shall have the same meaning as under the Profit Sharing Plan, except that Compensation shall be deemed to include (i) the amount of compensation deferred by the Participant under this Plan, (ii) amounts in excess of the limitation imposed by Code Section 401(a)(17). Notwithstanding the foregoing, the timing and crediting of Bonuses hereunder shall be as specified in Section 3.2.
Section 2.6. Employer shall mean the Company and Nuvera Fuel Cells, LLC.
Section 2.7. Excess Retirement Benefit or Benefit shall mean an Excess Profit Sharing Benefit, Excess 401(k) Benefit or an Excess Matching Benefit (all as described in Article III) which is payable to or with respect to a Participant under this Plan.
Section 2.8. Fixed Income Fund shall mean the Vanguard Retirement Savings Trust IV investment fund under the Profit Sharing Plan or any equivalent fixed income fund thereunder which is designated by the Company’s Retirement Funds Investment Committee as the successor thereto.
Section 2.9. 401(k) Employee shall mean an Employee of an Employer who is a Participant in the Profit Sharing Plan and who is eligible to receive Before-Tax and/or Roth Contributions and Matching Employer Contributions thereunder.
Section 2.10. Key Employee. Effective April 1, 2008, a Participant shall be classified as a Key Employee if he meets the following requirements:

(a)
The Participant, with respect to the Participant’s relationship with the Company and the Controlled Group Members, met the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (without regard to Section 416(i) (5)) and the Treasury Regulations issued thereunder) at any time during the 12-month period ending on the most recent Identification Date (defined below) and his Termination of Employment occurs during the 12-month period beginning on the most recent Effective Date (defined below). When applying the provisions of Code Section 416(i)(1)(A)(i), (ii) or (iii) for this purpose: (i) the definition of “compensation” (A) shall be the definition under Treasury Regulation Section 1.415(c)-2(d)(4) (i.e., the wages and other compensation for which the Employer is required to furnish the Employee with a Form W-2 under Code Sections 6041, 6051 and 6052, plus amounts deferred at the election of the Employee under Code Sections 125, 132(f)(4) or 401(k)) and (B) shall apply the rule of Treasury Regulation Section 1.415-2(g)(5)(ii) which excludes compensation of non-resident alien employees and (ii) the number of officers described in Code Section 416(i)(1)(A)(i) shall be 60 instead of 50.

(b)	The Identification Date for Key Employees is each December 31st and the Effective Date is the following April 1st. As such, any Employee who is classified as a Key Employee as of

December 31st of a particular Plan Year shall maintain such classification for the 12-month period commencing on the following April 1st.

(c)
Notwithstanding the foregoing, a Participant shall not be classified as a Key Employee unless the stock of NACCO Industries, Inc. (or a related entity) (for periods prior to the “Spin Off Date,” as such term is defined in the 2012 Separation Agreement between NACCO Industries, Inc. and Hyster-Yale Materials Handling, Inc.) or Hyster-Yale Materials Handling, Inc. (for periods on and after the Spin-Off Date) (subject to any applicable transitional rules contained in Code Section 409A and the regulations issued thereunder) is publicly traded on an established securities market or otherwise on the date of the Participant’s Termination of Employment.

Section 2.11. Participant.

(a)
For purposes of Section 3.1 of the Plan, the term “Participant” means an Employee of an Employer who is a Participant in the profit sharing portion of the Profit Sharing Plan whose profit sharing benefit for a Plan Year is (i) limited by the application of Section 401(a)(17) or 415 of the Code, (ii) limited by the terms of the Profit Sharing Plan that apply to Highly Compensated Employees (if applicable) or (iii) is reduced as a result of his deferral of Compensation under this Plan.

(b)
For purposes of Sections 3.2 and 3.3 of the Plan, the term "Participant" means a 401(k) Employee (i) who is unable to make all of the Before-Tax and/or Roth Contributions that he has elected to make to the Profit Sharing Plan, or is unable to receive the maximum amount of Matching Contributions under the Profit Sharing Plan due to the limitations of Section 402(g), 401(a)(17), 401(k)(3) and 401(m) of the Code and (ii) whose base salary or annual base rate of pay for the Plan Year in which a deferral election is effective is at least $150,000.

(c)	The term "Participant" shall also include any other person who has an Account balance hereunder.
Section 2.12. Plan shall mean the Hyster-Yale Group, Inc. Excess Retirement Plan, as herein set forth or as duly amended.
Section 2.13. Plan Administrator shall mean the Hyster-Yale Group, Inc. Benefits Committee (the “Benefits Committee”).
Section 2.14. Plan Year shall mean the calendar year.
Section 2.15. Profit Sharing Employee shall mean an Employee of an Employer who is a participant in the Profit Sharing Plan and who is eligible for Profit Sharing Contributions.
Section 2.16. Profit Sharing Plan shall mean the Hyster-Yale Group, Inc. Profit Sharing Retirement Plan or any successor thereto.
Section 2.17. Termination of Employment means, with respect to any Participant’s relationship with the Company and the Controlled Group Members, a separation from service as defined in Code Section 409A (and the regulations or other guidance issued thereunder).
Section 2.18. Valuation Date shall mean the last day of each calendar month and any other date chosen by the Plan Administrator.

ARTICLE III    - EXCESS RETIREMENT BENEFITS – CALCULATION OF AMOUNT
Section 3.1. Excess Profit Sharing Benefits. Each Employer shall credit to a Sub-Account (the "Excess Profit Sharing Sub-Account") established for each Participant who is both an Employee of such Employer and described in Section 2.11(a), an amount equal to the excess, if any, of (i) the amount of the Employer's Profit Sharing Contribution which would have been made to the profit sharing portion of the Profit Sharing Plan on behalf of the Participant if (1) the Participant was a participant in such Plan; (2) the Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code or any limits on the amount of Profit Sharing Contributions that may be paid to Highly Compensated Employees and (3) the term "Compensation" (as defined in Section 2.5 hereof) was used for purposes of determining the amount of profit sharing contributions under the Profit Sharing Plan, over (ii) the amount of the Employer's Profit Sharing Contribution which is actually made to such Plan on behalf of the Participant for such Plan Year (the "Excess Profit Sharing Benefits").
Section 3.2. Basic and Additional Excess 401(k) Benefits.

(a)
Amount of Excess 401(k) Benefits. Each 401(k) Employee who is a Participant may, prior to each December 31st , by completing an approved deferral election form, direct his Employer to reduce his Compensation for the next Plan Year by an amount equal to the difference between (i) a specified percentage, in 1% increments, with a maximum of 25%, of his Compensation for the Plan Year, and (ii) the maximum Before-Tax and/or Roth Contributions actually permitted to be contributed for him to the Profit Sharing Plan for such Plan Year by reason of the application of the limitations under Sections 402(g), 401(a)(17) and 401(k)(3) of the Code or any other limits applicable to Highly Compensated Employees under the Profit Sharing Plan. All amounts deferred under this Section shall be referred to herein collectively as the "Excess 401(k) Benefits." Notwithstanding the foregoing, a 401(k) Employee's direction to reduce a Bonus earned during a particular Plan Year shall be made no later than December 31st of the Plan Year preceding the Plan Year in which the Bonus commences to be earned.

(b)
Consequences of Deferral Election. Any direction by a Participant to defer Compensation under Subsection (a) shall be effective with respect to Compensation otherwise payable to the Participant for the Plan Year for which the deferral election form is effective and the Participant shall not be eligible to receive such Compensation. Instead, such amounts shall be credited to the Participant's Excess 401(k) Sub-Account hereunder. Any such direction shall be irrevocable with respect to Compensation earned for such Plan Year, but shall have no effect on Compensation earned in subsequent Plan Years. A new deferral election shall be required for each Plan Year under the Plan.

(c)
Classification of Excess 401(k) Benefits. The Excess 401(k) Benefits for a particular Plan Year shall be calculated monthly and shall be further divided into the "Basic Excess 401(k) Benefits" and the "Additional Excess 401(k) Benefits" as follows:

(i)
The Basic Excess 401(k) Benefits shall be determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the lesser of the percentage of Compensation elected to be deferred in the deferral election form for such Plan Year or 7% and the denominator of which is the percentage of Compensation elected to be deferred; and

(ii)	The Additional Excess 401(k) Benefits (if any) shall be determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the excess (if any)

of (1) the percentage of Compensation elected to be deferred in the deferral election form for such Plan Year over (2) 7%, and the denominator of which is the percentage of Compensation elected to be deferred.
The Basic Excess 401(k) Benefits shall be credited to the Basic Excess 401(k) Sub-Account under this Plan and the Additional Excess 401(k) Benefits shall be credited to the Additional Excess 401(k) Sub-Account hereunder. The Basic and Additional Excess 401(k) Sub-Accounts shall be referred to collectively as the “Excess 401(k) Sub-Account.”
Section 3.3. Excess Matching Benefits. A 401(k) Employee who is a Participant shall have credited to his Excess Matching Sub-Account an amount equal to the Matching Employer Contributions attributable to the Excess 401(k) Benefits that he is prevented from receiving under the Profit Sharing Plan because of the limitations of Code Sections 402(g), 401(a)(17), 401(k)(3) and 401(m) of the Code or as a result of his deferral of Compensation under this Plan (the "Excess Matching Benefits").
ARTICLE IV    - ACCOUNTS
Section 4.1. Participants' Accounts. Each Employer shall establish and maintain on its books an Account for each Participant which shall contain the following entries:

(a)
Credits to an Excess Profit Sharing Sub-Account for the Excess Profit Sharing Benefits described in Section 3.1, which shall be credited to the Sub-Account at the time the Profit Sharing Contributions are (or would) otherwise credited to Participants' accounts under the Profit Sharing Plan.

(b)
Credits to a Basic or Additional Excess 401(k) Sub-Account for the Basic and Additional Excess 401(k) Benefits described in Section 3.2, which shall be credited to the Sub-Account when a 401(k) Employee is prevented from making a Before-Tax and/or Roth Contribution under the Profit Sharing Plan.

(c)
Credits to an Excess Matching Sub-Account for the Excess Matching Benefits described in Section 3.3, which amounts shall be credited to the Sub-Account when a 401(k) Employee is prevented from receiving Matching Employer Contributions under the Profit Sharing Plan.

(d)	Credits to all Sub-Accounts for the earnings and the uplift described in Article V.

(e)	Debits for any distributions made from the Sub-Accounts.
ARTICLE V    – EARNINGS/UPLIFT
Section 5.1. Earnings.
Subject to Section 5.3, at the end of each calendar month during a Plan Year, the Excess 401(k) and Excess Matching Sub-Accounts of all Participants shall be credited with an amount determined by multiplying such Participant’s Sub-Account balance during such month by the blended rate earned during the prior month by the Fixed Income Fund. Notwithstanding the foregoing, no interest shall be credited for the month in which a Sub-Account is distributed hereunder.
Section 5.2. Uplift on Plan Payments.
Subject to Section 5.3, but in addition to the earnings described in Section 5.1, the balance of the Basic Excess 401(k) Sub-Account, the Excess Matching Sub-Account and the Excess Profit Sharing Sub-

Account as of the last day of the month prior to the payment date shall each be increased by an additional 15%.
Section 5.3. Changes/Limitations.

(a)	The Compensation Committee of Hyster-Yale Materials Handling, Inc. may change (or suspend) (i) the earnings rate credited on Accounts and/or (ii) the amount of the uplift under the Plan at any time.

(b)	Notwithstanding any provision of the Plan to the contrary, in no event will earnings on Accounts for a Plan Year (excluding the uplift under Section 5.2) be credited at a rate which exceeds 14%.
ARTICLE VI    - VESTING
Section 6.1. Vesting. A Participant shall always be 100% vested in all amounts credited to his Account hereunder.
ARTICLE VII    -TIME AND FORM OF PAYMENT
Section 7.1. Time and Form of Payment. All amounts credited to a Participant’s Sub-Accounts for each Plan Year (a) including the Excess Profit Sharing Benefits, earnings and uplift that are credited after the end of a Plan Year but (b) reduced for any applicable withholding taxes shall automatically be paid to the Participant (or his Beneficiary in event of his death) in the form of a single lump sum payment on March 15th of the immediately following Plan Year.
Section 7.2. Other Payment Rules and Restrictions.

(a)
Payments Violating Applicable Law. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that the Company reasonably anticipates that the making of such payment would violate Federal securities laws or other applicable law (provided that the making of a payment that would cause income taxes or penalties under the Code shall not be treated as a violation of applicable law). The deferred amount shall become payable at the earliest date at which the Company reasonably anticipates that making the payment will not cause such violation.

(b)
Delayed Payments due to Solvency Issues. Notwithstanding any provision of the Plan to the contrary (but except as otherwise provided in Article X), an Employer shall not be required to make any payment hereunder to any Participant or Beneficiary if the making of the payment would jeopardize the ability of the Employer to continue as a going concern; provided that any missed payment is made during the first calendar year in which the funds of the Employer are sufficient to make the payment without jeopardizing the going concern status of the Employer.

(c)
Key Employees. Notwithstanding any provision of the Plan to the contrary, to the extent the payment of a Sub-Account is subject to Code Section 409A, the payment of such Sub-Account to a Key Employee made on account of a Termination of Employment may not be made before the 1st day of the seventh month following such Termination of Employment (or, if earlier, the date of death) except for payments made on account of (i) a QDRO (as specified in Section 8.5) or (ii) a conflict of interest or the payment of FICA taxes (as specified in Subsection (e) below). Any amounts that are otherwise payable to the Key Employee during the 6-month period following his Termination of Employment shall be accumulated and paid in a lump sum make-up payment within 30 days following the 1st day of the 7th month following Termination of Employment.

(d)
Acceleration of Payments. Notwithstanding any provision of the Plan to the contrary, to the extent a Sub-Account is subject to 409A, payments such Sub-Account hereunder may be accelerated (i) to the extent necessary to comply with federal, state, local or foreign ethics or conflicts of interest laws or agreements or (ii) to the extent necessary to pay the FICA taxes imposed on benefits hereunder under Code Section 3101, and the income withholding taxes related thereto. Payments may also be accelerated if the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A.

(e)
Witholding/Taxes. To the extent required by applicable law, the Employer shall withhold from the Excess Retirement Benefits hereunder, any income, employment or other taxes required to be withheld therefrom by any government or governmental agency.

ARTICLE VIII    - MISCELLANEOUS
Section 8.1. Liability of Employers. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between an Employer and any Participant, Beneficiary or any other person.
Section 8.2. Limitation on Rights of Participants and Beneficiaries – No Lien. This Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of an Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Employers prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of his Employer. The amount standing to the credit of any Participant's Sub-Account is purely notional and affects only the calculation of benefits payable to or in respect of him. It does not give the Participant any right or entitlement (whether legal, equitable or otherwise) to any particular assets held for the purposes of the Plan or otherwise.
Section 8.3. No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. A Participant continues to be an Employee of an Employer solely at the will of such Employer subject to discharge at any time, with or without cause.
Section 8.4. Payment to Guardian. If a Benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such Benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such Benefit.
Section 8.5. Anti-Assignment.

(a)
Subject to Subsection (b), no right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.

(b)	Notwithstanding the foregoing, the Plan Administrator shall honor a qualified domestic relations order (“QDRO”) from a state domestic relations court which requires the payment of all or a part of a Participant's or Beneficiary's vested interest under this Plan to an "alternate payee" as defined in Code Section 414(p).
Section 8.6. Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.
Section 8.7. Effect on other Benefits. Benefits payable to or with respect to a Participant under the Profit Sharing Plan or any other Employer sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.
ARTICLE IX     - ADMINISTRATION OF PLAN
Section 9.1. Administration.

(a)
In General. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants or other persons, to resolve questions (including factual questions) or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a particular employee is a Participant, and (ii) to determine if a person is entitled to Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator's determination of the rights of any person hereunder shall be final and binding on all persons, subject only to the provisions of Sections 9.3 and 9.4 hereof.

(b)
Delegation of Duties. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Benefits, to a named administrator or administrators.

Section 9.2. Regulations. The Plan Administrator may promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject only to the provisions of Sections 9.3 and 9.4 hereof, be final and binding on all persons.
Section 9.3. Claims Procedures.

(a)
The Plan Administrator shall determine the rights of any person to any Benefits hereunder. Any person who believes that he has not received the Benefits to which he is entitled under the Plan must file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing.

(b)
A written denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include: (i) the specific reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure and the time limits applicable thereto (including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review).

(c)
A claimant whose claim is denied (or his duly authorized representative) who wants to contest that decision must file with the Plan Administrator a written request for a review of such claim within 60 days after receipt of denial of a claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, the Compensation Committee of Hyster-Yale Materials Handling, Inc. (or its delegate) shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. For this purpose, the Compensation Committee of Hyster-Yale Materials Handling, Inc. (or its delegate) shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under Section 9.1(a) above.

(d)
The Compensation Committee of Hyster-Yale Materials Handling, Inc. (or its delegate) shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and, to the extent permitted by law, shall be final and binding on all interested persons. In addition, the notice of adverse determination shall also include statements that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim for benefits and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

Section 9.4. Revocability/Recovery. Any action taken by the Plan Administrator or the Compensation Committee of Hyster-Yale Materials Handling, Inc. (or its delegate) a with respect to the rights or benefits under the Plan of any person shall be revocable as to payments not yet made to such person. In addition, the acceptance of any Benefits under the Plan constitutes acceptance of and agreement to the Plan making any appropriate adjustments in future payments to any person (or to recover from such person) any excess payment or underpayment previously made to him.
Section 9.5. Amendment. The Company (without the consent of any Employer but with the approval or ratification of the Compensation Committee of Hyster-Yale Materials Handling, Inc.) may at any time prospectively or retroactively amend any or all of the provisions of this Plan for any reason whatsoever, except that, without the prior written consent of the affected Participant, no such amendment may (a) reduce the amount of any Participant's vested Benefit as of the date of such amendment or (b) alter the time of payment provisions described in Article VII of the Plan, except for any amendments that are required to bring such provisions into compliance with the requirements of, or exceptions to, Code Section 409A or that accelerate the time of payment (provided that such amendments comply with the requirements of Code Section 409A as applied to any Sub-Account that is subject to the requirements of Code Section 409A). Any amendment shall be in the form of a written instrument executed by an officer of the Company. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.
Section 9.6. Termination.

(a)
Subject to Subsection (b), the Company (without the consent of any Employer but with the approval or ratification of the Compensation Committee of Hyster-Yale Materials Handling, Inc.), in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that, without the prior written consent of the affected Participant, no such termination may (i) reduce the amount of any Participant's vested Benefit as of the date of such termination or (ii) alter the payment provisions described in Article VII of the Plan, except for changes that are required to bring such provisions into compliance with the requirements of, or exceptions to, Code Section 409A or that accelerate the time of payment (in a manner permitted under Code Section 409A as applied to any Sub-Account that is subject to the requirements of Code Section 409A). Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Compensation Committee of Hyster-Yale Materials Handling, Inc. Subject to the foregoing provisions of this Section, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants at a time determined by the Plan Administrator.

(b)
Notwithstanding anything in the Plan to the contrary, in the event of a termination of the Plan (or any portion thereof), the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of Participants' Excess Retirement Benefits but only to the extent such change is permitted by Code Section 409A and Treasury Regulations or other guidance issued thereunder.

ARTICLE X     - ADOPTION BY OTHER EMPLOYERS/TRANSFERS
Section 10.1. In General. The provisions of this Article shall apply notwithstanding any other provision of the Plan to the contrary.
Section 10.2. Adoption of Plan by other Employers/Withdrawal.

(a)
Any Controlled Group Member may adopt the Plan with the written consent of the Company (with the approval or ratification of the Company’s Benefits Committee). Any such adopting employer must (i) execute an instrument evidencing such adoption and (ii) file a copy of such Instrument with the Plan Administrator. Such adoption may be subject to such terms and conditions as the Company requires or approves. By this adoption of the Plan, Employers other than the Company shall be deemed to authorize the Company to take any actions within the authority of the Company under the terms of the Plan.

(b)
Notwithstanding the foregoing, in the case of any Employer that adopts the Plan and thereafter (i) ceases to exist, (ii) ceases to be a Controlled Group Member or (iii) withdraws or is eliminated from the Plan, it shall not thereafter be considered an Employer hereunder provided, however, that such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder.

(c)
Any Employer (other than the Company) that adopts this Plan may elect separately to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to it; provided, however, that (i) such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder, and (ii) such termination shall be subject to the limitations and other conditions described in Section 9.6, treating the Employer as if it were the Company.

Section 10.3. Expenses. The expenses of administering the Plan shall be paid by the Employers, as directed by the Company.
Section 10.4. Liability for Payment/Transfers of Employment.

(a)
Subject to the provisions of Subsections (b) and (c) hereof, each Employer shall be liable for the payment of the Excess Retirement Benefits which are payable hereunder to or on behalf of its Employees.

(b)
Notwithstanding the foregoing, if an Excess Retirement Benefit payable to or on behalf of a Participant is based on the Participant's employment with more than one Employer the following provisions shall apply:

(i)
Upon a transfer of employment, the Participant's Sub-Accounts shall be transferred from the prior Employer to the new Employer and Excess Retirement Benefits (and earnings) shall continue to be credited to the Sub-Accounts following the transfer (to the extent otherwise required under the terms of the Plan). Subject to Section 10.4(b)(ii)(3), the last Employer of the Participant shall be responsible for processing the payment of the entire amount which is allocated to the Participant's Sub Accounts hereunder; and

(ii)
Notwithstanding the provisions of clause (i), (1) each Employer shall be solely liable for the payment of the amounts credited to a Participant's Account which were earned by the Participant while he was employed by that Employer; (2) each Employer (unless it is insolvent) shall reimburse the last Employer for its allocable share of the Participant's distribution; (3) if any responsible Employer is insolvent at the time of distribution, the last Employer shall not be required to make a distribution to the Participant with respect to amounts which are allocable to service with that Employer (until the payment date specified in Section 7.5(c)); and (4) each Employer shall (to the extent permitted by applicable law) receive an income tax deduction for the Employer's allocable share of the Participant's distribution.

EXECUTED, this 21st day of December, 2015.
NACCO MATERIALS HANDLING GROUP, INC.

By:	/s/ Charles A. Bittenbender
Title: Charles A. Bittenbender Senior Vice President, General Counsel and Secretary